EXHIBIT 99.1
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[GRAPHIC OMITTED - LOGO]
THE PENN TRAFFIC COMPANY


 FOR IMMEDIATE RELEASE                  CONTACT:  Marc Jampole
                                                  Jampole Communications, Inc.
                                                  412-471-2463


           PENN TRAFFIC ANNOUNCES APPOINTMENT OF NEW SENIOR OFFICERS

         SYRACUSE, NEW YORK - OCTOBER 3, 2006 - The Penn Traffic Company (OTC:PTFC) today announced that Robert Chapman, President and CEO, has retired from the Company and resigned from the Board of Directors of the Company effective October 2, 2006.

         Gregory J. Young, Penn Traffic's Senior Vice President, Chief Marketing and Distribution Officer, and Robert Panasuk, formerly Executive Vice President at A&P, have been named Co-Chief Operating Officers.

         Mr. Young has been with Penn Traffic since July of this year. Before joining Penn Traffic, he headed the retail operations of C&S Wholesale Grocers. Previously he was a Group Vice President of A&P. His areas of responsibility will include merchandising, marketing, distribution, wholesale and franchise operations, bakery manufacturing, information technology and internal audit.

         Mr. Panasuk was most recently Executive Vice President of A&P where has was responsible for merchandising, marketing and distribution for U.S. operations. His areas of responsibility at Penn Traffic will include store operations, human resources, finance, legal, real estate, construction and maintenance.

         Mr. Kelly, Chairman of the Board of Directors of Penn Traffic, said "Bob Chapman played a very important role by leading the company out of chapter 11 and did so in a very competitive environment. He devoted a large part of his life to Penn Traffic. Bob is respected by our employees, vendors and the community and he will be missed by us all."

         "Greg Young has a proven track record in generating sales growth and improving the merchandising of the supermarkets he has been associated with," said Mr. Kelly and "Bob Panasuk is a veteran supermarket executive with an impressive history of implementing operations improvements and cost reduction. He will play a crucial role by bringing these skills to Penn Traffic."


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FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; its ability to generate cash; its ability to attract and maintain adequate capital; its ability to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending or yet-to-be-instituted legal proceedings and governmental investigations, including the previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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         The Penn Traffic Company  operates 111  supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 74 licensed franchises and 48 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.


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